UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in our Current Report on Form 8-K filed on November 27, 2024, the board of directors of Blue Star Foods Corp., (the “Company”) approved and authorized a stock repurchase program (the “Repurchase Program”), pursuant to which the Company may purchase up to $1.5 million of its common stock, from time to time, in the open market.

In furtherance of the board’s authorization and as part of the Company’s over-all market strategy, the Company is presently evaluating brokerage firms or other banking institutions to act as a depository for the repurchased common stock. There is not fixed timeline for when this will occur and when the Repurchase Program will commence.

BLUE STAR FOODS CORP.

Date: December 11, 2024	By:	/s/ John Keeler
John Keeler, Executive Chairman and Chief Executive Officer